Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

M-Power Food Industries, Pte. Ltd.

We hereby consent to the inclusion in the foregoing Registration Statement on Form S-1 (Registration No. 333-198125) of our report dated February 12, 2015, relating to our audits of the financial statements of M-Power Food Industries, Pte. Ltd. as of June 30, 2014 and 2013 and for the years then ended.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Anton & Chia, LLP

Newport Beach, California

February 12, 2015